Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 1

Exhibit 3.1

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

AMENDED AND RESTATED BYLAWS
(as of March 6, 2006)

ARTICLE 1 - OFFICES

Section 1.1 Registered Office and Agency. The registered office of the Corporate shall be at:

8080 North Central Expressway, Suite 210/LB 59
Dallas, Texas 75206

Section 1.2. Other Offices. The Corporation may have, in addition to its registered office, offices and places of business at such places both within and without the State of Texas as the Board of Directors (herein "Board") may from time to time determine.

ARTICLE II - OWNERSHIP, MEMBERSHIP AND PURPOSE

Section2.1. Ownership and Purpose. The Corporation is formed for all general business purposes as may be authorized under the laws of the State of Texas.

Section 2.2. Common Stock. All the Common Sock shall be of equal right in liquidation, in paymet of dividends and distributions, and in voting.

Section 2.3. Annual Meetings. An annual meeting of the Shareholders shall be held each year for the purpose of electing Directors and for consideration of any and all business which may be properly brought before the meeting. An annual meeting of the Shareholders shall be held each year on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the annual meeting. Written notice of each meeting shall be provided to the Shareholders, delivered personally, by telegram, by facsimile communications, or by mail and stating the place, date and time for the meeting, not more than sixty (60) or less than thirty (30) days prior to the meeting date.

Section 2.4. Special Meetings. Special meetings of the Shareholders my be called by the Chairman at his discretion and shall be called by the Chairman upon the written request of a majority of the Directors or of the holders of ten(10%) percent of the outstanding Shares. Written notice of such meeting, delivered personally, by telegram or facsimile communication, or by mail duly posted with postage prepaid and stating the place, date and time for the meeting, the reason for the meeting and the action proposed to be taken, shall be provided to the Shareholders not more than sixty (60) or less than thirty (30) days prior to the meeting time. Business of such special meeting shall be limited to mattes specified in the notice.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 2

Section 2.5. Quorum and Manner of Acting. At any meeting of the Shareholders, the presence in person or by proxy of a majority of Shareholders shall constitute a quorum for the transaction of business at such meeting. As such meeting, the action by a majority of the Shareholders or by such larger number as is required by Statute, the Articles of Incorporation or these Bylaws for the action to be taken, whether in person or by proxy, shall constitute the action of the Shareholders.

Section 2.6. Action without a meeting. Any action which may be required or permitted to be taken by the Shareholders at a meeting may be taken without a meeting if a written consent setting forth the action to be taken is signed by a majority of the Shareholders or by such larger number as is required by Statute, the Articles of Incorporation or these Bylaws for the action to be taken. Upon Action without a Meeting such consent shall be placed in the minute books as though it were minutes of a meeting and a notice of each Action without a Meeting shall be furnished to all shareholders within 10 days thereof.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. Management and Control. Management and control of the Corporation shall be vested solely in the Board which may exercise all powers of the Corporation and do all lawful acts and things as are not prohibited by Statute, or by the Articles of Incorporation or by these Bylaws.

Section 3.2. Number and Qualifications. There shall be one or more Directors for the Corporation. Subject to any limitations specified by law or in the Articles of Incorporation, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors. Any Director-ship to be filled by reason of an increase in the number of Directors shall be filled by a majority vote of the Board at a meeting called for that purpose. No decrease in number shall act to reduce the term of office of a duly elected Director unless such Director resigns or is removed from office in accordance with these Bylaws

Section 3.3. Election and Term of Office. Except for the initial terms, the term of office for a Director shall be three years. At the initial meeting of shareholders. Directors shall be elected for terms staggered over a three year period, and such Directors shall hold office for the term as provided by action of the Shareholders at such meeting. Thereafter, at each annual meeting, the shareholder shall elect the candidates to fill the vacancy of those Directors whose term is expiring, each Share having the right to cast one vote for each Directorship up for election. In the event that the number of Directors is increased, the term of office of such added directorship shall be established so that one-third, or the number nearest one-third of the Directors are elected each year. In the event that the number of Directors is decreased, the remaining Directors shall serve their term as elected but at the expiration of such term, the term of office upon election shall be established so that one-third, or the number nearest one-third of the Directors are elected each year. At each such election, the persons receiving a majority of votes shall be the Directors. The Director so elected shall hold office for the term provided and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 3

Section 3.4. Removal of Directors. A Director may be removed from office for cause, at any special meeting of the Directors called for that purpose, by the affirmative vote of a 75% majority of the then sitting Directors, excluding the Director whose term is sought to be revoked. At least fifteen days prior to action, a written notice of intention to present a motion of removal, starting the reasons for the action sought, shall be given to each Director, signed by the Director who proposes to introduce such motion, and by the Director who proposes to second the motion. Notice shall be in such manner and such times as provided in these Bylaws. If the motion is defeated, a further motion for removal of such Director shall not be brought back to the Board until after one year from the date of the failed motion for renewal. Cause for removal shall be the Director's failure without prior excuse from a majority of the Board to attend 4 consecutive Regular meetings; or failure without prior excuse from a majority of the Board to attend a majority of the meetings within the past 12 months; or a ruling of mental incompetence by a Court of proper jurisdiction; or conviction by a Court of proper jurisdiction of commission of a criminal act against or involving he Corporation.

Section 3.5. Vacancies. Any vacancy occurring in the Board by death, resignation, removal or otherwise may be filled by the affirmative vote of a majority of the remaining Directors at any special meeting called for that purpose. Such Director shall serve until the next annual meeting of Stockholders at which time the Director's election shall be ratified by the shareholders or an alternate Director shall be elected to complete the unexpired term of his or her predecessor in office.

Section 3.6. Place and Time of Meeting: The Annual, Regular and Special meetings of the Board shall be held at such place within the continental United States and at such time as shall be established from time to time by a majority of the Board. In the absence of action by the Board, the date and time shall be established by the Chairman, and notice thereof shall be provided to all Directors at least ten (10) days prior to the Meeting.

Section 3.7. Annual Meeting. An annual meeting of the Board, including any newly elected Directors, shall be held each year immediately following the Annual Meeting of Shareholders. At such annual meeting, Officers for the following year shall be appointed and except as provided by Statute, the Articles of Incorporaton, or these Bylaws, any and all business may be transacted at such meeting without prior notice.

Section 3.8. Regular Meeting. Regular meeting of the Board of which no notice to Directors shall be necessary, may be established by resolution duly adopted by the Board, such to be held no less than quarterly and to be held at such regular time and place as may be fixed from time to time by duly adopted resolution . Except as provided by Statute, the Articles of Incorporations, of these Bylaws, any and all business may be transacted at a regular meeting with out prior notice.

Section 3.9. Special Meetings. Special meetings of the Board may be called by the Chairman or by two Directors or ten (20) days written notice to each Director, delivered personally, or by telegram or facsimile communication, or by Express Mail. Such notice shall in addition to stating the place, date and time for the meeting, state any reason for the meeting and the actions proposed to be taken. Business at such special meeting shall be limited to matters specified in the notice, unless such notice is waived by all Directors.

Section 3.10. Quorum and Manner of Acting. At all meeting of the Directors the presence of a majority of Directors shall continue a quorum fo the transaction of business. Except for a matter that requires action by an amount greater than a majority of the Directors, the action by a majority of the Directors preset at a duly constituted meeting shall constitute the act of the Board.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 4

Section 3.11. Action without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by all Directors. Any such consent shall be placed in the minute books as though it were minutes of a meeting.

Section 3.12. Directors Compensation. The Board shall have authority to provide reasonable compensation to the Directors for services on the Board from time to time, and shall reimburse Directors for all reasonable expenses incurred by them on behalf of or as a result of services on the Board of the Corporation. The Board shall also have the authority to employ a Director or to provide special compensation to a Director for special services.

ARTICLE IV - NOTICES

Section 4.1. Manner of Giving Notice. Unless otherwise specified in these Bylaws, by Stature, or by the Articles of Incorporation any notice required under these Bylaws, at any notice to a Shareholder Director, Office, or Committee Member, shall be deemed adequate if given in writing by mail, postage prepaid, addressed to such person at his or her address at it appears on the records of the Corporation and deposited in the United States mail. Notice shall be deemed delivered at the time of deposit in the mail.

Section 4.2 Waiver of Notice. Whenever any notice is required to any Director, Officer or Committee Member, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated, shall be deemed equivalent to notice. Any Director, Officer Committee Member who attends a meeting and votes on the matter which is the subject of notice, waives any defect of notice of such meeting unless such attendance is for the specific purpose of protesting lack of notice and a protest of lack of notice is noted for the record.

ARTICLE V - OFFICERS, EMPLOYEES AND AGENTS

Section 5.1. Officers. The Officers of the Corporation shall be a Chairman of the Board, (provided if there is no Chairman elected, the President shall serve as Chairman), a President, one or more Vice Presidents, (and if more than one Vice President, each with such descriptive title as the Board shall deem appropriate), a Secretary, and a Treasurer. If not otherwise duly elected as Board members, the Chairman and the President shall, during their term in elected office, be Ex-Officio Directors and except for the right to vote to attend the Bylaws or to remove a Director from office, such Ex-Officio members shall have full voting powers. No other Officer need be a Director, or shall be a Director by virtue of hi or her office.

Section 5.2. Appointments. The Board may also appoint one or more Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other Officers or Agents as it shall deem necessary from time to time, and such Officers or Agents shall exercise such powers and shall perform such duties as the Board shall determine.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 5

Section 5.3. Compensation. The compensation of all Officers and Agents shall be determined from time to time by the Board. The Board may, subject to its review, delegate the authority to fix the compensation of any Officer or Agent to a Compensation Committee of the Board.

Section 5.4. Term of Office, Removal: Vacancies. Each Officer shall hold office until his or her successor is chosen and qualified or until his or her earlier death, resignation, disqualification or removal. Any Officer or any Agent shall hold office at the pleasure of the Board and may be removed from office at any time and at the sole judgement of the Board.

Section 5.5.. Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meeting of the Board and at other public meetings called for purposes of carrying forward the purpose of the Corporation. He or she shall advise the President and other Officers and shall exercise such other powers and duties as shall be assigned to him or her by the Board. Along with the President, he or she shall be the official spokesman for the Corporation. In the event that a President is not elected, the Chairman may, with the consent of the Board exercise all the powers and duties of the President.

Section 5.6.. President. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the Corporation and subject to these Bylaws, have the power to exercise general supervision of the affairs of the Corporation. In the absence of the Chairman, the President shall preside at meetings of the Board. He or she shall have general authority, to execute bonds, contracts and other documents of the Corporation and to affix the corporate seal thereto; to cause the employment or appointment of Officers and agents; to establish compensation therefore, and to remove or suspend such Agents and Officers. All Officers, Agents and Operational Committees shall report to the President, who shall have authority to suspend or authorize activities of any Committee, subject to review by the Board. In the absence or disability of the President, his or her duties and powers my be exercised by the Vice President in order of seniority, unless otherwise determined by the President of the Board.

Section 5.7.. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and duties as shall be ascribed or delegated to him or her from time to time by the President of the Board.

Section 5.8 . Treasurer. The Treasure shall be the chief accounting and financial officer of the Corporation and shall have active control of and be responsible for all matters pertaining to the accounts and finances of the Corporation. He or she shall audit all payrolls and vouchers of the Corporation and direct the manner of certifying same for payment, shall maintain accurate books and records of all receipts and disbursements and of all assets and liabilities, and shall prepare financial reports for the President and the Board to less than annually and at such other times as the President or the Board shall request. The Treasurer shall cause all moneys and funds of the Corporation to be deposited with banking or financial depositories selected by the Corporation, and shall be responsible for the collection of all accounts and moneys due to the Corporation. The Treasurer shall have the power to endorse for deposit all checks, drafts, bill of exchange or other commercial papers payable to the Corporation and to give receipts therefore. In the absence of the Treasurer this or her duties may be performed by an Assistant Treasure to the order of seniority, unless otherwise determined by the President or the Board. If required by the Board, the Treasurer shall provide the Corporation with a surety bond, in such sum and with such sureties as the Board approves, to assure the full and faithful performance of his or her duties the cost of such bond to be paid for by the Corporation.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 6

Section 5.9. Assistant Treasurer. Each Assistant Treasurer shall assist the Treasurer and shall have such powers and perform such duties as shall be delegated to him or her by the Treasurer, the President or the Board.

Section 5.10. Secretary. The Secretary shall see that notice of meetings ae given to all Directors and to Shareholders as required by these Bylaws, and shall keep true and proper notes and minutes of all meeting of the Shareholders, the Board and any Committees thereof. The Secretary shall be responsible for the maintenance of all records of the Corporation (except for these of which some other office is accountable), shall have possession of the Corporate Seal and shall have the Authority to attest any and all writing and documents to which the same may be affixed. In the absence of the Secretary, his or her duties may be performed by an Assistant Secretary in the order of seniority, unless otherwise determined by the Board.

Section 5.11. Assistant Secretary. Each Assistant Secretary shall assist the Secretary and shall have such powers and perform such duties as shall be delegated to him or her by the Secretary, the President or the Board.

Section 5.12. Additional Powers and Duties. In addition to the foregoing, the several appointed and elected Officers or Agents shall perform such other duties and have such further powers as may be properly delegated to them from time to time by the Board or any duly authorized superior Officer.

ARTICLE VI - COMMITTEES

Section 6.1. Board Committees. The Board may establish committees from time to time for such purposes as the Board may determine, and may vest these committees with such authority as the Board shall desire to grant, provided that any action of such committees shall at all time be subject to review of the Board, and such Committees shall not have power to remove Directors or to amend these Bylaws. Each such committee shall designate a Chairman and a Secretary. The Secretary shall keep minutes of the Committee meetings and its actions, and copies thereof shall be furnished to the Corporation Secretary and to the Directors. Subject to review by the Board each committee shall establish its own rules of procedure.

Section 6.2. Executive Committee. The Board may establish an Executive Committee consisting of the Chairman, the President and such additional members as to constitute not less than a majority of the whole Board, which committee shall be vested with the fullest authority to act on behalf of the Board in the event of emergency and inability to converse the full Board with in the time limits available. Such Committee shall be convened on 72 hours notice to Committee members by the Chairman or the President. All actions of the Executive Committee are subject to review and termination by the Board but shall be binding on the corporation until terminated. All Directors shall receive notice of, and be entitled to attend, any meeting of the Executive Committee.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 7

ARTICLE VII - OTHER PROVISIONS

Section 7.1. Reserves. There may be created from time to time by resolution of the Board, out of the undistributed funds of the Corporation, reserve or reserves as the Board, in it=s sole discretion, think proper or necessary for payments of present or future operating expenses and liabilities, or to repair or maintain property of the Corporation, or for such other purpose as the Directors deem necessary and proper, and the Board may further modify or abolish such reserves in the same manner as created.

Section 7.2. Fiscal year. The fiscal year of the Corporation unless otherwise fixed by Resolution of the Board, shall end on December 31.

Section 7.3 Seal. The Corporation Seal shall be in such form as shall be adopted and approved from time to time by the Board. The Seal shall be used by the Secretary when necessary to authenticate a Corporation action by affixing the seal, or a facsimile thereof, to the requisite resolution, contract, bill, deed or other document.

Section 7.4. Indemnification. Any person, (or his or her testator or personal representative), made a party to any civil or criminal action, suit or proceeding by reason of the fact that he or she, is or was a Director, Officer, Employee or Agent of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, court costs and amounts paid in settlement of judgments or claims, (other than amounts paid to the Corporation by him and except in relation to matter as to which it shall be adjudged in such civil or criminal action or proceeding that such Officer, Director, Agent or Employee is liable for gross negligence or misconduct in the performance of his or her duties to the Corporation.) In the case of a criminal action or proceeding, a conviction (whether based on a plea of guilty or nolo contendere, or after trial) shall not of itself be deemed an adjudication of liability for gross negligence or misconduct in the performance of duties The rights herein provided shall not be exclusive of any other rights of indemnification provided by Statute, the Articles of Incorporation or by action of the Board.

Section 7.5 Surety Bonds. Such Officers, Directors, Agents and Employees of the Corporation as the President or the Board may direct, may, from time to time be bonded fo the faithful performance of their duties and for the restoration to the Corporation of all books, papers, money or other property of whatever kind in their control, in such amounts and by such sureties as the Corporation shall select. The premiums on such bond shall be paid b the Corporation and the Bonds so furnished shall be in the custody of the Secretary.

ARTICLE VIII - AMENDMENTS

Section 8.1. Amendments by the Board of Directors. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board by a 2/3rds majority vote of the then-sitting Directors, provided that notice of intention to amend the Bylaws and the proposed amendments shall have been furnished to all Directors at least 10 days prior to the Meeting by the Secretary or by the Director who proposes the Amendment and the Director who shall propose to send the motion to amend, provided however, that a notice to increase or decrease the number of directors or to amend the terms of office of Directors shall require a 75% majority vote of the then sitting Directors.

Bylaws of Renaissance Capital Growth & Income Fund III, Inc. Page 8

Section 8.2. Amendments by the Shareholders. The Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Shareholders by a 75% majority vote of the Shareholders provided that notice of intention to amend the Bylaws and the proposed amendments shall have been furnished to all Shareholders at least 30 days prior to the Meeting by the Secretary or by the shareholder who proposes the Amendment and the Shareholder who shall propose to second the motion to amend.